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Exhibit 99.3

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

The Board of Directors
Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 14, 2003, to the Board of Directors of Manufacturers' Services Limited ("MSL") as Annex C to the Proxy Statement/Prospectus relating to the proposed merger transaction involving MSL and Celestica Inc. ("Celestica") included in the Registration Statement on Form F-4 of Celestica and reference thereto in such Proxy Statement/Prospectus under the captions "SUMMARY — Opinions of MSL's Financial Advisors" and "The Merger — Opinions of MSL's Financial Advisors — Credit Suisse First Boston." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ CREDIT SUISSE FIRST BOSTON LLC
Credit Suisse First Boston LLC

November 7, 2003

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[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]